Exhibit 99.1

Oncorus Appoints Eric Rubin, M.D. to its Board of Directors

— Renowned academic and industry leader brings deep expertise in oncology translational research and drug development, including pioneering work at Merck on KEYTRUDA® (pembrolizumab) —

CAMBRIDGE, Mass. – June 17, 2021 — Oncorus, Inc. (Nasdaq: ONCR), a clinical stage biopharmaceutical company developing next-generation viral immunotherapies to transform outcomes for cancer patients, today announced the appointment of Eric Rubin, M.D. to its Board of Directors. Dr. Rubin brings to Oncorus an expansive 30-year academic and industry career in cancer drug development, including his oncology leadership roles at Merck, known as MSD outside of the United States and Canada, where he currently serves as Senior Vice President of Global Clinical Oncology. As previously announced, the terms of Robert Kirkman, M.D. and Cameron Wheeler, Ph.D. as members of Oncorus’ Board of Directors ended upon the conclusion of the company’s annual meeting of stockholders held on June 16, 2021.

“We are thrilled to welcome Eric to our Board as we progress our pipeline of viral immunotherapies engineered for systemic activity,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and CEO of Oncorus. “We look forward to the initial readout later this year from our ongoing Phase 1 clinical study of ONCR-177, our lead oncolytic Herpes Simplex Virus (oHSV) candidate, and we are continuing to advance our recently nominated novel Synthetic viral RNA (vRNA) Immunotherapy candidates toward the clinic. Eric’s contributions to the oncology field, including his pioneering work at Merck in immuno-oncology, has truly helped transform the care of cancer patients. We look forward to his insights and guidance as we work with urgency to realize the full potential of viral immunotherapies for cancer patients.”

Dr. Ashburn continued, “On behalf of the entire Oncorus team, I would also like to extend my sincere gratitude to Bob and Cam for their service on and many contributions to our Board and our company.”

Oncorus is advancing a portfolio of intratumorally (iTu)- and intravenously (IV)-administered viral immunotherapies for multiple solid tumor indications with significant unmet needs based on its oHSV and Synthetic vRNA Immunotherapy Platforms. Oncorus is currently conducting a Phase 1 clinical trial of ONCR-177, an iTu-administered oHSV viral immunotherapy, for the treatment of solid tumors, both as a monotherapy and in combination with Merck’s anti-PD-1-therapy, KEYTRUDA® (pembrolizumab). ONCR-177 uniquely retains the ability to avoid interferon challenge and is armed with five immune-modulatory payloads. With its lead IV-administered Synthetic vRNA Immunotherapy candidates, ONCR-021 and ONCR-788, Oncorus’ pioneering IV-administered approach involves encapsulating the genomes of RNA viruses known to kill cancer cells (i.e., oncolytic viruses, or OVs) in a lipid nanoparticle, or LNP, creating a Synthetic vRNA Immunotherapy. ONCR-021 encodes an optimized strain of Coxsackievirus A21 (CVA21), and ONCR-788 encodes a modified version of the Seneca Valley Virus (SVV).

“Despite the remarkable progress we’ve made against certain cancers, there is still a great deal of work ahead of us to help more cancer patients and save more lives,” said Dr. Rubin. “Viral immunotherapies hold significant promise to be an important immuno-oncology tool that enables us to treat many types of cancer more effectively. However, their potential has been limited thus far by certain challenges. Oncorus has engineered highly innovative technologies into both of its platforms, which may enable the oncolytic virus modality to finally achieve its cancer-fighting and life-saving potential for patients. I look forward to collaborating with Ted and the Oncorus team on this important work.”

Beginning his oncology career in academia, Dr. Rubin served as a faculty member at the Dana-Farber Cancer Institute and then as a senior leader of the Cancer Institute of New Jersey, where he was Director of the Investigational Therapeutics Division. His research efforts focused on mechanisms of resistance to DNA topoisomerase-targeting drugs and his laboratory cloned TOPORS, a novel topoisomerase I- and p53-interacting tumor suppressor gene. In 2008, Dr. Rubin was recruited to Merck to lead the clinical oncology development team. Under his leadership, the clinical oncology group underwent a transformational change to realize the potential of cancer immunotherapy. He led the initial development of the anti-PD-1 antibody pembrolizumab (KEYTRUDA®), which was the first anti-PD-1 therapy approved in the U.S., and in the identification of the significant activity of this breakthrough therapeutic across several cancer types. In 2014, Dr. Rubin was asked to head up Oncology Early Development for Merck, and in this role he oversees development of a promising and expansive early pipeline, as well as translational oncology research activities.

Dr. Rubin has authored over 100 original, peer-reviewed publications and book chapters related to oncology translational research, clinical trials, and drug development. He has served frequently as a member of National Cancer Institute and American Cancer Society study sections, as well as on program committees for the American Association of Cancer Research (AACR) and the American Society of Clinical Oncology. He is a co-chair of the Cancer Steering Committee of the Biomarkers Consortium, Foundation of the National Institute of Health, a member of the Science Policy and Governmental Affairs Committee for AACR, and was a member of the National Cancer Moonshot Initiative/Blue Ribbon Panel Working Group on Expanding Clinical Trials.

Upcoming Synthetic vRNA Immunotherapy Investor Event

Oncorus will host a virtual investor event on Monday, June 21, 2021 from 1:00 pm to 2:30 pm ET to discuss details surrounding its Synthetic vRNA Immunotherapy Platform and its lead Synthetic vRNA Immotherapy clinical candidates, ONCR-021 and ONCR-788. Leena Ghandi, M.D., Ph.D., Director, Center for Cancer Therapeutic Innovation at the Dana-Farber Cancer Institute, will be a featured speaker. For more information or to RSVP for the event, please contact Josh Rauch at jrauch@soleburytrout.com.

Click here to read a white paper published by Oncorus’ leadership on the company’s Synthetic vRNA Immunotherapy Platform and lead candidates, ONCR-021 and ONCR-788. Click here to read Oncorus’ press release announcing its recent nomination of ONCR-021 and ONCR-788.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally (iTu) and intravenously (IV) administered viral immunotherapies for multiple indications with significant unmet need based on our oncolytic Herpes Simplex Virus (oHSV) and Synthetic viral RNA (vRNA) Immunotherapy Platforms.

Designed to deliver next-generation viral immunotherapy impact, our oHSV platform improves upon key characteristics of this therapeutic class to enhance systemic activity. Our lead oHSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent and its five encoded transgenes, as well as low systemic exposure to the therapy, which we believe could potentially limit systemic toxicities. Our pioneering Synthetic vRNA Immunotherapy Platform involves a highly innovative, novel combination of RNA- and oncolytic virus-based modalities to realize the potential of RNA medicines for cancer. Our lead IV-administered Synthetic vRNA clinical candidates, ONCR-021 and ONCR-788, are both currently in IND-enabling studies.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the evolving immuno-oncology landscape, the potential of Oncorus’ Synthetic vRNA Immunotherapy Platform; preclinical and clinical development of ONCR-021 and ONCR-788, including expectations regarding timelines for filing INDs, as well as the product candidates’ therapeutic potential and clinical benefits, mechanism of action and the utility; and expectations regarding manufacturing capabilities, including the buildout timeline of Oncorus’ viral immunotherapy clinical manufacturing facility. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; the risk that the results of preclinical studies and clinical trials may not be predictive of future results in connection with future clinical trials; Oncorus’ ability to successfully demonstrate the safety and efficacy of ONCR-021 and ONCR-788; Oncorus’ ability to secure adequate quantities of viral immunotherapies manufactured in accordance with regulatory requirements; the expansion of Oncorus’ in-house manufacturing capabilities; the adequacy of Oncorus’ cash resources and availability of financing on commercially reasonable terms; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:	Media Contact:
Alan Lada	Liz Melone
Solebury Trout	liz.melone@oncorus.com
617-221-8006
alada@soleburytrout.com